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                                               Exhibit 23.3


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 24, 1998 (except with respect to the matters discussed in Note 19, as to which the date is March 17, 1998) included in Waste Management, Inc.'s Form 10-K for the year ended December 31, 1997, which Form 10-K is incorporated by reference in the USA Waste Services, Inc. Form S-4 (Registration No. 333-56113), which Form S-4 is incorporated by reference in this registration statement.


Chicago, Illinois
June 8, 1998